UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On August 13, 2026, Vireo Growth Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) has authorized the Company to commence a Normal Course Issuer Bid (the “NCIB”) to repurchase up to 2,426,872 subordinate voting shares of the Company (the “Shares”). A copy of this press release is attached as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events

On August 13, 2026, the Company announced that Board authorized the Company to commence the NCIB. Under the NCIB, the Company will be permitted to purchase, for cancellation, up to 2,426,872 Shares, representing approximately 16.75% of the Company’s issued and outstanding Shares as at August 13, 2026. The NCIB is scheduled to commence on August 17, 2026 and is due to terminate on August 17, 2027.

The Shares may be purchased on the Canadian Securities Exchange only, at the prevailing market price, subject to applicable legal, regulatory and contractual requirements. All purchases made will be through the selected purchasing broker, Haywood Securities Inc. (“Haywood”). In connection with the NCIB, the Company has entered into an automatic repurchase plan (the “APP”) with Haywood that permits purchases of Shares during periods when the Company might otherwise be restricted from trading. Under the APP, Haywood has discretion to purchase Shares on behalf of the Company, subject to the APP’s pre-established trading parameters and applicable securities laws. The total number of Shares purchased, timing of purchases, and Share price are dependent upon market conditions and business considerations, any applicable securities law requirements, CSE rules and any determination of best use of cash on hand available at the time. Any Shares purchased will be cancelled. The NCIB may be suspended, terminated or modified at any time in accordance with applicable law, CSE requirements, and the terms of the APP and the Company’s agreement with Haywood. While the Company intends to proceed with the NCIB, it is under no obligation to purchase any Shares for the duration of the NCIB.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated as of August 13, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

Date: August 18, 2026	By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer